Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 9 TO CREDIT AGREEMENT

          AMENDMENT No. 9 to CREDIT AGREEMENT, dated as of June 11, 2009 (“Amendment”), executed in connection with the Credit Agreement, dated as of November 23, 2005, and entered into by and among MTM Technologies, Inc., a New York corporation (“MTM”), MTM Technologies (US), Inc., a Delaware corporation (“MTM-US”), MTM Technologies (Massachusetts), LLC, a Delaware limited liability company (“MTM-MA”) and Info Systems, Inc., a Delaware corporation (“ISI”, MTM, MTM-US, MTM-MA and ISI being collectively, the “Borrowers” and each a “Borrower”); Columbia Partners, L.L.C. Investment Management, as investment manager (“Investment Manager”) for the benefit of itself and National Electrical Benefit Fund, as lender (“Lender”); and Lender (as amended, modified, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

          WHEREAS, the Borrowers have requested that Investment Manager and Lender: (a) amend certain provisions of the Credit Agreement as set forth herein, (b) consent to the disposition by the Borrowers of certain assets related to its DataVox business, and (iii) consent to the Borrowers incurring certain additional indebtedness obligations senior in priority to the Obligations under the Credit Agreement; and

          WHEREAS, Investment Manager and Lender are willing to consent to the foregoing, but only on the condition that the Credit Agreement be amended as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section One. Consent.

                    (a) The Borrowers have notified Investment Manager and Lender that it intends to sell certain assets related to its DataVox business (“Proposed Asset Sale”). The Borrowers anticipate that (i) the aggregate purchase price for the Proposed Asset Sale would be between $60,000 and $100,000, and (ii) the aggregate liabilities that would be assumed by purchasers in connection with the sale of the DataVox business would be between $55,000 and $70,000. Notwithstanding the restrictions set forth in Section 5.3, or any other provisions of the Credit Agreement to the contrary, Investment Manager and Lender hereby consent to the Proposed Asset Sale.

                    (b) The Borrowers have notified Investment Manager and Lender that it intends to incur additional indebtedness obligations senior to the Obligations under the Credit Agreement (“Additional Senior Debt”). Notwithstanding the restrictions set forth in Sections 5.1 and 5.2, or any other provisions of the Credit Agreement to the contrary, Investment Manager and Lender hereby consent to the Borrowers’ incurring the Additional Senior Debt.

                    (c) The consents contained in this Section One are specific in intent and are valid only for the specific purposes for which they are given. Nothing contained herein obligates Investment Manager and Lender to agree to any additional consents to any additional actions by the Borrowers.

          Section Two. Amendments to Credit Agreement.

                    (a) Section 3.9 (Solvency) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

                    “3.9 [Intentionally Omitted.]”

                    (b) Section 7.1(j) (Solvency) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

                    “(j) [Intentionally Omitted.]”

                    (c) Section 8.1(c) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

          “(c) Subject to the registration requirements of the Securities Act or any applicable state securities laws, Lender shall also have the right to grant participations in all or any part of, or any interest in, the Note and Lender’s rights and benefits hereunder.

           (d) Lender may furnish any information concerning Borrowers in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.12.”

          Section Three. Amendments to Credit Agreement Definitions. Annex A of the Credit Agreement is amended by (i) adding the following defined terms “L/C Agreement” and L/C Agreement Guarantors” in the appropriate alphabetical order and (ii) deleting the definitions of “Indebtedness,” “Senior Indebtedness” and “Subordination Agreement” and the following are substituted in lieu thereof:

          ““Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) “earnouts” and similar payment obligations, except for such obligations which are payable solely in Stock, (j) Contingent Obligations, (k) the obligations (in the event such obligations do not otherwise constitute Indebtedness as defined herein) to the L/C Agreement Guarantors, in connection with the L/C Agreement, and (l) the Obligations.”

          ““L/C Agreement” means that certain Letter of Credit Commitment and Reimbursement Agreement dated as of June 11, 2009 (as amended, modified, supplemented or otherwise modified from time to time), by and among the Borrowers, Columbia Partners, L.L.C. Investment Management, as investment manager for the benefit of itself and the L/C Agreement Guarantors, and the L/C Agreement Guarantors.”

          ““L/C Agreement Guarantors” means National Electrical Benefit Fund, FirstMark III L.P. (f/k/a Pequot Private Equity Fund III, L.P.), FirstMark III Offshore Partners, L.P. (f/k/a Pequot Offshore Private Equity Partners III, L.P.), Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., CVC II Partners, LLC, and The BSC Employee Fund VI, L.P.”

          ““Senior Indebtedness” means, collectively, (i) Indebtedness to GE and the other lenders named in the GE Financing Agreement and any renewals, refinancings or replacements of such Indebtedness so long as the aggregate principal amount of such Indebtedness does not at any time exceed $37,000,000, and (ii) Indebtedness (in the event such obligations do not constitute Indebtedness as defined herein) to the L/C Agreement Guarantors, in connection with the L/C Agreement and any renewals, refinancings or replacements of such Indebtedness, including without limitation, Indebtedness to such parties whether or not such letters of credit are drawn, provided that the aggregate principal amount of such Indebtedness does not at any time exceed $8,500,000, plus a success fee of

$34,000,000.00, which in the case of (i) or (ii) is secured on a basis that is senior to the lien and security interest of Lender created by this Agreement.”

          ““Subordination Agreement” means, collectively, (i) that certain Subordination Agreement dated as of the Second Amendment Date, executed by Investment Manager in favor of GE, as administrative agent for certain lenders, as the same may be amended, modified, supplemented or restated from time to time, or any other subordination or intercreditor agreement entered into between Investment Manager and any holder of Senior Bank Indebtedness in replacement thereof, and (ii) that certain Subordination Agreement dated as of June 11, 2009, executed by Investment Manager in favor of Columbia Partners, L.L.C. Investment Management, as investment manager for the benefit of itself and the L/C Agreement Guarantors, as the same may be amended, modified, supplemented or restated from time to time, or any other subordination or intercreditor agreement entered into in replacement thereof.”

          Section Four. Release of Claims. To induce Investment Manager and Lender to enter into this Amendment, each of the Borrowers hereby agrees as follows:

          (a) each Borrower hereby represents and warrants that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claims to have against Investment Manager or Lender, existing or occurring on or prior to the date of this Amendment, arising from or in connection with the Credit Agreement or any of the Loan Documents.

          (b) each Borrower hereby releases, waives and forever discharges and relieves Investment Manager and Lender and all their respective parents, subsidiaries and affiliates and the officers, directors, agents, attorneys and employees of each of the foregoing (hereinafter “Releasees”) from any and all claims, liabilities, demands, actions, suits, covenants, losses, costs, offsets and defenses of any nature and kind whatsoever, whether at law or equity of otherwise, whether known or unknown, which such Borrower ever had, now has, or have been caused by any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement, against or related to the Releasees, arising from or in connection with the Credit Agreement or any of the Loan Documents.

          Section Five. Representations and Warranties. To induce Investment Manager and Lender to enter into this Amendment, each of the Borrowers hereby warrants and represents to Investment Manager and Lender as follows:

          (a) no Defaults or Events of Default have occurred, other than Existing Defaults;

          (b) all of the representations and warranties contained in the Credit Agreement and each other Loan Document to which such Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except as otherwise disclosed in MTM’s filings pursuant to the Securities Exchange Act of 1934, as amended, or as set forth on Schedule 5(b) attached hereto, since the date of the Credit Agreement, and (ii) to the extent of changes resulting from transactions expressly permitted by the Credit Agreement, this Amendment or any of the other Loan Documents, or to the extent that such representations and warranties are expressly made only as of an earlier date;

          (c) the execution, delivery and performance of this Amendment by such Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and such Borrower has received all necessary consents and approvals, if any are required, for the execution and delivery of this Amendment;

          (d) no consents are necessary from any third parties from such Borrower’s execution, delivery and performance of this Amendment except for those already duly obtained;

          (e) upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and

          (f) neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any Borrower, (ii) cause a violation by any Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of any Borrower, except in favor of Investment Manager and Lender, to secure the Obligations, (v) violate any provision of the Certificate of Incorporation, By-Laws, Operating Agreement or any capital stock provisions of any Borrower, or (vi) be reasonably likely to have a Material Adverse Effect.

          Section Six. General Provisions.

          (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          (b) To induce Investment Manager and Lender to enter into this Amendment, the Borrowers, jointly and severally, represent and warrant to Investment Manager and Lender that except for the Events of Default set forth herein or in any prior waiver letter executed by parties, no other Event of Default has occurred.

          (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

          (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

          (e) The effectiveness of this Amendment is conditioned on receipt by Investment Manager of each of the following: (i) this Amendment, (ii) a consent from GE Commercial Distribution Finance Corporation in form and substance reasonably acceptable to Investment Manager, (iii) resolutions of each Borrower, certified by the corporate secretary or assistant secretary of such Borrower, authorizing this Amendment and the transactions contemplated hereby, and (iv) payment of all fees and expenses which are due and payable pursuant to Section 1.6 of the Credit Agreement.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ Jason Crist

Name: Jason Crist
Title: Managing Director

NATIONAL ELECTRICAL BENEFIT FUND, as Lender By: Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:	/s/ Jason Crist

Name: Jason Crist
Title: Managing Director

MTM TECHNOLOGIES, INC., for itself and as Borrowing Agent

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and
Chief Executive Officer

MTM TECHNOLOGIES (US), INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and
Chief Executive Officer

INFO SYSTEMS, INC.

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and
Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and
Chief Executive Officer

Schedule 5(b)

Representations and Warranties Exceptions